Exhibit 10.10

Contract No. 2016-BJ-NSJN-SRV

(Translation)

Consultation Service Contract

Between

Nanshan Memorial Stem Cell Biotechnology Co., Ltd.

And

Avalon Healthcare System Inc

Dated this 1st day of April, 2016

Consultation Service Contract

The two Parties to this Agreement are:

【Service-receiving company: Nanshan Memorial Stem Cell Biotechnology Co., Ltd.】

(herein after referred to as Party A)

This company was set up in accordance with Chinese law.

Address:

【Service provider: Avalon Healthcare System Inc.】

(herein after referred to as Party B)

This company was set up in accordance with the law of Delaware, USA.

Address: 3500 South Dupont Highway, Dover, Delaware 19901

The above-mentioned two Parties have reached the following agreement:

Services

1. As required by Party A, Party B agrees to act as a consultant to supply the following services to Party A in accordance with the articles in this Agreement within the validity period of this Agreement:

(1) Professional consultancy: in the direction and within the scope of Party A’s business, Party B shall provide Party A with consultation services concerning professional research and daily operation management.

(2) The integration of international resources: in order to meet the needs of the development of Party A’ business, Party B shall, in accordance with the requirements of Party A, integrate the United States experts in the relevant fields, medical institutions and other resources to carry out special consultation or business expansion.

(3) Education and training: as required by Party A, Party B shall send professional and technical personnel or experts in the related fields to Party A for the lectures or training in vocational skills.

(4) Exchange in the meeting: Party B may, as required by Party A, represent or cooperate with Party A to organize international conferences, international summits, international medical exhibitions or other professional academic activities, and be responsible for contacting and inviting experts in the related fields to attend the conferences or take part in the exhibitions.

(5) The improvement of academic status: Party B shall assist Party A in the establishment of academic and disciplinary links in the international field so as to enhance the presence of Party A in the international academic community.

2. Concerning the annual fixed service, Annual Fixed Service Project is hereby stipulated by the two Parties in Appendix 1 to this Contract. Concerning the non-fixed service project, Special Service Items and Charging Standards is hereby stipulated by the two Parties in Appendix 2 to this Contract.

Within the validity period of this Agreement, the two Parties may make a written amendment or supplement to Appendix 1 and Appendix 2 to this Contract in accordance with the actual demand.

3. Fees

(1) Annual service fee: within the validity period of this Agreement, Party A shall pay to Party B the consultancy service fee: three hundred and twenty-five thousand dollars (US $: 325,000.00) concerning the services stipulated in Annual Fixed Service Project (Appendix 1).

The mode of payment is as follows:

a. Within 7 days after the signing of this Agreement, Party A shall pay to the account designated by Party B one hundred and sixty-two thousand and five hundred dollars (US $: 162,500.00).

b. Within the first seven days in the sixth calendar month after the performance of this Agreement begins, Party A shall pay to the account designated by Party B one hundred and sixty-two thousand and five hundred dollars (US $: 162,500.00).

(2) Working costs

The following working costs incurred by Party B in handling the matters entrusted by Party A shall be borne by Party A:

a. Fees charged by related administrative, judicial, appraisal, notarization, translation, audit and other departments;

b. The traveling expenses, transportation fees, accommodation fees, reference material fees, data copying fees, long-distance communications fees, etc. incurred out of Beijing city; and

c. Other expenses paid after the permission of Party A.

Party A shall reimburse the above-mentioned working costs in accordance with the advance and actual payment of Party B. Party B shall, in line with the principle of thrift, reasonably use the working costs.

(3) Special agreement:

The “annual service fees” stipulated in the first paragraph of the second article in this Agreement does not include the special service fees incurred by Appendix 2 and the expenses incurred by the third party in the implementation of Appendix 1 and Appendix 2 as required by Party A. Party A shall additionally pay to Party B expenses involved in this article in accordance with the payment application put forward by Party B.

4. The validity period of this Agreement

(1) The validity period of this Agreement is 1 year, from April 1, 2016 to March 31, 2017.

(2) Within 60 days prior to the expiration of this Agreement, the two Parties shall decide whether to renew the agreement. Within 30 days after the expiration of this Agreement, if the two Parties does not sign a written contract on termination, this Agreement shall automatically continue for one year and Party B shall continue to provide services to Party A.

5. Party B’s obligation and warranty

(1) Any staff member appointed by Party B to perform the service shall have complete skills, training and background and shall be competent and professional enough to perform the services under this Contract.

(2) The staff member appointed by Party B shall, within the commitment period, timely perform the service and inform Party A of the working process. Party B shall not be liable for any delay not caused by the fault of Party B and negligence that cannot be foreseen and prevented reasonably.

(3) Party B shall set up separate files of service matters related with this Agreement and preserve the full record of the work.

6. Party A’s obligation and warranty

(1) Party A shall make clear and reasonable requirements for Party B to perform this Agreement, shall comprehensively, objectively and timely provide Party B with all relevant documents and materials related with the implementation of this Agreement and shall bear the legal consequences of violating the provisions of this article.

(2) Party A shall be responsible for making independent judgments and decisions on the opinions, suggestions and plans provided by Party B and shall assume the responsibility if loss is caused by such judgments and decisions.

(3) Party A shall, in accordance with the time stipulated in the first paragraph of the third article of this Agreement, pay the consultation fees and related expenses to Party B in time and in full.

7. Confidentiality

(1) All information related to Party A’s own customers and consumers shall be regarded as confidential information. Party B shall strictly keep the confidential information in secret and shall not dispose of, give or disclose such information to the third party through copy, reproduction, transfer, licensing, marketing and other ways or use such information for any purpose other than supplying services to Party A.

(2) Party A acknowledges that Party B may disclose the proprietary or confidential information of the company, its affiliated companies, its customers or the third party to which the company has the confidentiality responsibility in the process of performing the obligations under this Agreement. Any non-public proprietary or confidential information of the company acquired by Party A and its employees in the performance of this Agreement within the validity period of this Agreement or disclosed and tagged in writing with the confidential nature after the expiration of this Agreement (herein after referred to as “confidential information”) shall be treated as confidential and proprietary information. Party A shall strictly keep the confidential information of Party B in secret and shall not dispose of, give such information to the third party through copy, reproduction, transfer, licensing, marketing and other ways or shall be obliged to keep the information in secret and protect the information in the same way as it protects its own confidential information when using the company’s confidential information.

(3) The following terms do not belong to the confidential information and the company’s confidential information stipulated in the first and second paragraph above:

a. Information becomes a part of the public domain not as a result of the breach of this Agreement by either Party;

b. It can be proved that information has been known by either Party;

c. Any information that is independently developed by either Party without reference to the confidential information of the other Party; and

d. The information obtained from the third party legally and without the breach of this Agreement by either Party.

(4) If either Party violates the confidentiality obligations of Article 6 of this Agreement, the non-defaulting Party shall have the right to request the Party in breach to immediately stop the infringement and compensate for the losses. Losses, including but not limited to the losses incurred due to breach of contract, legal fees, litigation costs and other related costs.

8. No solicitation

Within the validity term of this Agreement and twenty-four months after the expiration of this Agreement, Party A shall not, without the prior written consent of Party B, directly or indirectly, for its own interests, for the service of any other party or for any other party’s interests, solicit or attempt to solicit, transfer or employ any personnel employed by Party B currently or within the previous twelve months.

9. Dissolution of Agreement

(1) This Agreement may be modified or dissolved by mutual agreement.

(2) Party A shall have the right to terminate this Agreement if Party B has any of the following circumstances:

a. The loss of Party A is caused by the delay, dereliction of duty and fault of the staff members appointed by Party B to perform the obligations stipulated in this Agreement.

b. Party B breaches the obligation stipulated in the third paragraph of the fifth article of this Agreement.

(3) Party B shall have the right to terminate this Agreement if Party A has any of the following circumstances:

a. Party A fails to pay the service fees to Party B after 60 days overdue.

b. Party A intends to conceal important circumstances or others, thus making Party B unable to provide effective services.

10. Responsibility for breach of contract

(1) If Party A does not make the full payment of service fees in accordance with the time and the amount of money stipulated in this Agreement, 3‰ of the account payable shall be paid by Party A to Party B as the liquidated damages for each day of delay. The reception of any part of the above mentioned accounts by Party B does not indicate that Party B gives up the right to collect outstanding amounts and liquidated damages.

(2) Where Party A is not justified for the failure to pay the service fees to Party B 60 days overdue, Party B has the right to separately rescind this Agreement and require Party A to pay all the service fees, working costs not reimbursed and liquidated damages for deferred payment.

(3) If Party A terminates this Agreement without reason, Party B shall have the right to require Party A to pay all the overdue service fees, working costs not reimbursed and liquidated damages for deferred payment.

(4) Party A shall not require Party B to refund with the following unjustified reasons:

a. Party A unilaterally hires other companies to provide the same service;

b. After signing this Agreement, Party A requires Party B to refund on the ground that the service fees charged by Party B are too high;

c. After signing this Agreement, Party A requires Party B to refund on the ground of little service demand; and

d. Not for the reason of violation of the obligations under this Agreement by Party B or the staff members thereof, Party A intends to terminate this Contract without reason.

Where Party A defaults on the service fees with the above-mentioned reasons, Party B shall have the right to require Party A to pay all the overdue service fees, working costs not reimbursed and liquidated damages for deferred payment.

11. Compensation

The consultation service fees stipulated in this Agreement shall be the ceiling on the compensation amount for the losses of Party A caused by Party B.

12. Notice

Notice or communication to be issued by either Party under this Agreement shall be in written form and shall be delivered by the designated contact via a confirmed fax or mailing address or EMS.

13. Transfer of rights and obligations

Within 7 work days after the date of completion of industrial and commercial filing for establishment of Avalon (Shanghai) Healthcare Technology Co., Ltd. solely funded by Avalon Healthcare System Inc in Shanghai, China, both Parties shall execute a tripartite agreement with Avalon (Shanghai) Healthcare Technology Co., Ltd. established in Shanghai, China to transfer the rights and obligations of Avalon Healthcare System Inc hereunder to Avalon (Shanghai) Healthcare Technology Co., Ltd., which will continue to complete the performance.

14. The settlement of disputes

If a dispute arises, the two Parties shall resolve the dispute through consultation. If no agreement is reached, either Party shall have the right to file an application for arbitration to the China International Economic and Trade Arbitration Commission.

15. General articles

(1) Where any article of this Agreement is determined to be invalid or unenforceable, other articles of this Agreement shall remain legally binding and enforceable against both parties.

(2) In the course of the performance of this Agreement, where the two Parties have not insisted on performing any article stipulated in this Agreement, it shall not constitute a waiver of the rights specified in this Agreement.

16. The entry into effect of Agreement

This Agreement is in quadruplicate, with each party holding two copies, which shall take effect as of the date of signature and sealing of the representatives authorized by the legal representatives of both Parties.

Appendix 1 Annual Fixed Service Items

1. Party B shall provide a comprehensive expert opinion and report on the global health, medical tourism, precision medicine development, business opportunities, etc.

2. The first phase launched by Party B for Party A to design and build the international health and medical tourism platform project: researching and contacting excellent medical resources at home and abroad within three months and laying the foundation for Party A to carry out medical tourism.

3. Party A shall cooperate with MTA (Medical Tourism Association) and make Party A the service organization of MTA in China.

4. Party B shall be responsible for the establishment of expert network of industry opinion leaders (experts and professors of precision medicine, internal medicine and surgery and others related to medical and health care). Party B shall submit an expert list for Party A’s confirmation within two months from the date of entry into force of this Agreement.

5. Party B shall assist Party A in organizing international conferences, international summits and international exhibitions, and Party B shall be responsible for contacting and inviting experts to assist in the design of the theme and content of the summit no more than two times a year.

6. Party B shall be responsible for assisting Party A in the design and building of the remote consultation and referral platform for international consultation, preparing for establishing the expert network for the overseas participation in remote medicine and precision medical project within three months and providing a list of experts within three months.

7. Based on the commercial goal of “introduction of foreign health care products to China and market promotion”, Party B shall at least recommend five pieces of valuable information about medical and health care products a year through the research for Party A to study and conduct business expansion.

8. In accordance with the demand of Party A, Party B shall arrange no less than two professional training activities for Party A every year.

9. Party B shall assist Party A in publishing articles in the influential scientific and clinical magazines in order to enhance Party A’s professional influence and position in the academic and disciplinary fields.

Appendix Two Special Service Items and Charging Standards

Special services:

The two Parties understand that based on the business development needs of Party A, Party A may need customized services other than of the services in Appendix 1, namely “special services”. Special services shall include core contents such as Party A’s complete requirement documents, Party B’s service plan, quotation and agreed acceptance criteria. Special services shall have the same effect as this Contract after written specification and confirmation by both Parties.

Fees and payment:

Party A shall, in accordance with the service content confirmed, pay the third party costs arising from the special service. The third party costs arising from the special services are listed by both Parties below. The two Parties understand that the costs arising from the actual operation of the market may include without limitation the following items:

(1) Consultation service fees for the third party experts: Party A understands and is willing to pay the relevant international experts in the related field consultation service fees. Standards for specific fees are subject to actual agreement;

(2) Costs of related certification, approval and others arising from the third party agencies;

(3) Hardware products, such as computers, operating systems, etc., which need to be purchased to carry out the service;

(4) Traveling expenses incurred by Party B or the third party as required by Party A’s project; and

(5) Expenses incurred by the third party in carrying out promotion, publicity, activities, etc. as required by Party A’s project.

Service commission of Party B:

Based on special services, Party A entrusts Party B to perform the management of relevant projects and services, entrust the third party to provide the services as agent and manage the implementation of the projects by the third party, and Party B may receive 20% of the actual costs of the project as a service commission.